As filed with the Securities and Exchange Commission on July 12, 2021.

Registration Statement No. 333-256367

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 4 to:

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNICYCIVE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	81-3638692
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5150 El Camino Real, Suite A-32

Los Altos, CA 94022

(650) 351-4495

(Address and telephone number of registrant’s principal executive offices)

Shalabh Gupta, M.D.
Chief Executive Officer
Unicycive Therapeutics, Inc.

5150 El Camino Real, Suite A-32

Los Altos, CA 94022

(650) 351-4495

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey J. Fessler Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Telephone: (212) 653-8700 Facsimile: (212) 653-8701	Ralph V. De Martino Cavas S. Pavri Schiff Hardin LLP 901 K Street NW, Suite 700 Washington, DC 20001 Telephone: (202) 778-6400 Facsimile: (202) 778-6460

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 12, 2021

4,550,000 Units

Common Stock and Warrants

This is an initial public offering of units of securities (the “Units) of Unicycive Therapeutics, Inc. No public market currently exists for our common stock. We anticipate that the initial public offering price per Unit will be between $5.00 and $6.00 per share.

Each Unit consists of (a) one share of our common stock and (b) four-fifth warrant (the “Warrants”) to purchase one share of our common stock at an exercise price equal to $____[120% of initial public offering price per Unit], exercisable until the fifth  anniversary of the issuance date, and subject to certain adjustment and cashless exercise provisions as described herein. The shares of our common stock and the Warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

We have been approved to have our common stock listed on the Nasdaq Capital Market under the symbol “UNCY” upon our satisfaction of the exchange’s initial listing criteria, including the completion of this offering. If we do not meet all of Nasdaq’s initial listing criteria, we will not complete this offering. We do not intend to apply for any listing the Warrants on the Nasdaq Capital Market or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for the Warrants.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit)(2)	Total
Price to the public	$	$
Underwriting discounts and commissions	$	$
Proceeds to us (before expenses)(1)	$	$

(1)	We refer you to “Underwriting” beginning on page 94 of this prospectus for additional information regarding underwriting compensation.

(2)	The public offering corresponds to an assumed public offering price per share of common stock of $5.4875 and an assumed public offering price per Warrant of $0.0125.

We have granted the underwriter an option, exercisable one or more times in whole or in part, to purchase up to 682,500 additional shares of common stock and/or Warrants to purchase up to an aggregate of 546,000 shares of common stock, in any combinations thereof, from us at $5.4875 per share of common stock and $0.0125 per Warrant (assuming a $5.50 public offering price per Unit), less the underwriting discounts and commissions, for 45 days after the date of this prospectus to cover over-allotments, if any.

The underwriters expect to deliver the securities on or about                  , 2021.

Sole Book-Running Manager

Roth Capital Partners

The date of this prospectus is         , 2021

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Roth Capital Partners, LLC as representative for the underwriters in this offering. Each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of Units set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus.

Underwriters	Number of Units
Roth Capital Partners, LLC
Total

The underwriting agreement will provide that the underwriters are obligated to purchase all of the shares of common stock and warrants offered by this prospectus, other than those covered by the over-allotment option, if any shares of common stock and warrants are purchased. The underwriters are offering the Units when, as and if issued to and accepted by them, subject to a number of conditions. These conditions include, among other things, the requirements that no stop order suspending the effectiveness of the registration statement be in effect and that no proceedings for this purpose have been initiated or threatened by the SEC.

The representative of the underwriters has advised us that the underwriters propose to offer our Units to the public at the offering price set forth on the cover page of this prospectus and to selected dealers at that price less a concession of not more than $         per Unit. The underwriters and selected dealers may re-allow a concession to other dealers, including the underwriters, of not more than $          per Unit. After completion of the public offering of the Units, the offering price, the concessions to selected dealers and the reallowance to their dealers may be changed by the underwriters.

We have been advised by the representative of the underwriters that the underwriters intend to make a market in our securities but that they are not obligated to do so and may discontinue making a market at any time without notice.

In connection with the offering, the underwriters or certain of the securities dealers may distribute prospectuses electronically.

Over-allotment Option

We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional 682,500 shares of common stock and/or additional Warrants to purchase up to 546,000 shares of common stock in any combination thereof on the same terms as the other shares and Warrants being purchased by the underwriters from us, underwriting discounts and commissions to cover over-allotments, if any. The underwriters may exercise this option only to cover over-allotments made in connection with this offering. If the underwriters exercise this option in whole or in part, then the underwriters will be committed, subject to the conditions described in the underwriting agreement, to purchase the additional offered securities in proportion to each of their commitments set forth in the prior table.

Underwriters’ Compensation

Discount

The underwriting discount is equal to the public offering price per Unit, less the amount paid by the underwriters to us per Unit. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters.

We have agreed to sell the Units to the underwriters at the initial offering price of $_____ per Unit, which represents the initial public offering price of the Units set forth on the cover page of this prospectus less a 7% underwriting discount. The following table shows the public offering price, total underwriting discounts and commissions to be paid to the underwriters, and the net proceeds to us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 682,500 additional shares of common stock and/or additional Warrants to purchase up to 546,000 shares of common stock.

	Per Unit	Total Without Over-Allotment Option	Total With Over Allotment Option
Public offering price	$
Underwriting discounts and commissions	$
Net proceeds to us	$

Expense Reimbursement

We have agreed to pay or reimburse the underwriters for certain of the underwriters’ out-of-pocket expenses relating to the offering, including all reasonable fees and expenses of the underwriters’ outside legal counsel, and background checks, which shall not exceed in the aggregate $70,000. All fees already paid shall be reimbursable to us to the extent not actually incurred. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $600,000.

Unit Purchase Option

Upon the closing of this offering, we have agreed to sell to the underwriters a unit purchase option to purchase up to 5% of the number of securities sold in this offering. The unit purchase option will have an exercise price equal to 125% of the public offering price of the combination of shares and warrants set forth on the cover page of this prospectus (or $_____ per share and accompanying warrant), subject to standard anti-dilution adjustments for share splits and similar transactions. The unit purchase option will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the commencement of sales in this offering, and expiring five years from the commencement of sales in this offering. The unit purchase option is also exercisable on a cashless basis. The unit purchase option has been deemed compensation by FINRA and is therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). Except as permitted by Rule 5110(e)(1), the underwriters (or permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate the unit purchase option or the securities underlying the unit purchase option, nor will any, of them engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the option or the underlying securities for a period of 180 days from the commencement of sales under this prospectus. Although the unit purchase option and the underlying securities have been registered in the registration statement of which this prospectus forms a part, we have also agreed to provide holders of the unit purchase option one demand registration right and unlimited “piggy-back” registration rights with respect to the securities underlying the unit purchase option on only one occasion to register all of such securities at such time as we become eligible to file a resale registration statement on Form S-3. These registration rights apply to all of the securities directly and indirectly issuable upon exercise of the unit purchase option, and shall expire on the fifth anniversary of the commencement of sales in this offering. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the unit purchase option, other than underwriting commissions incurred and payable by the holders.

Lock-up Agreements

We have agreed with the underwriters that we will not, without the prior consent of Roth Capital Partners, LLC, as representative of the underwriters, directly or indirectly sell, offer, contract or grant any option to sell, pledge, transfer, or otherwise dispose of or enter into any transaction which may result in the disposition of any common stock or securities convertible into, exchangeable or exercisable for any common stock for a period of six months after the closing of this offering.

In addition, each of our executive officers and directors and our primary stockholder have agreed with the underwriters not to directly or indirectly sell, offer, contract or grant any option to sell, pledge, transfer (excluding intra-family transfers, transfers to a trust for estate planning purposes or to beneficiaries of officers, directors and shareholders upon their death), or otherwise dispose of or enter into any transaction which may result in the disposition of any common stock or securities convertible into, exchangeable or exercisable for any common stock, without the prior written consent of Roth Capital Partners, LLC, as representative of the underwriters, for a period of six months after the closing date of this offering.

Stabilization

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than they are obligated to purchase under the underwriting agreement, creating a short position in our common stock. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common of stock over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares in the over-allotment option. To close out a short position or to stabilize the price per share of our common stock the underwriters may bid for, and purchase, common stock in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of the common stock available for purchase in the open market as compared to the price at which it may purchase the common stock through the over-allotment option. If the underwriters sell more than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased common stock sold by or for the account of such underwriter in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, common stock in market making transactions, including “passive” market making transactions as described below.

The foregoing transactions may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on a national securities exchange or otherwise.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in common stock on a national securities exchange immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers; net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common share during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market making bids must be identified as such.

Passive market making may stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Participation in Future Offerings

Until twelve months from the closing of the offering, the underwriters shall have a right of first refusal to act on our behalf as exclusive placement agent or sole book-running manager and sole lead managing underwriter, as applicable, for any offering of securities.

Determination of Public Offering Price

Prior to this offering, there has not been a public market for our shares. The public offering price of the Units offered by this prospectus has been determined by negotiation between us and the underwriters. Among the factors considered in determining the public offering price of the Units were:

●	our history and our prospects;

●	our financial information and historical performance;

●	the industry in which we operate;

●	the status and development prospects for our products and services;

●	the experience and skills of our executive officers; and

●	the general condition of the securities markets at the time of this offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the common stock. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the common stock can be resold at or above the public offering price.

Listing

Our common stock has been approved for listing on the Nasdaq Capital Market under the symbol “UNCY” upon our satisfaction of the exchange’s initial listing criteria, including the completion of this offering.

We do not intend to apply for any listing of the warrants on the Nasdaq Capital Market or any other securities exchange or nationally recognized trading system, and we do not expect a market for the warrants to develop.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters of this offering, or by its affiliates. Other than the prospectus in electronic format, the information on the underwriters’ website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Other Relationships

The underwriters have informed us that they do not expect to confirm sales of our common stock offered by this prospectus to any accounts over which they exercise discretionary authority.

Some of the underwriters and their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They may in the future receive customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.

Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of common stock or possession or distribution of this prospectus or any other offering or publicity material relating to the shares of common stock in any country or jurisdiction (other than the U.S.) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares of common stock or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares of common stock by it will be made on the same terms.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any common stock which are the subject of the offering contemplated herein may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to legal entities which are qualified investors as defined under the Prospectus Directive;

●	by the underwriters to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of common stock shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any common stock under, the offers contemplated here in this prospectus will be deemed to have represented, warranted and agreed to and with each underwriter and us that:

●	it is a qualified investor as defined under the Prospectus Directive; and

●	in the case of any common stock acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the common stock acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in the circumstances in which the prior consent of the representatives of the underwriters has been given to the offer or resale or (ii) where common stock have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of such common stock to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this representation and the provision above, the expression an “offer of common stock to the public” in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock to be offered so as to enable an investor to decide to purchase or subscribe for the common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) as received in connection with the issue or sale of the common stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to the common stock in, from or otherwise involving the United Kingdom.

Notice to Residents of Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

4,550,000 Units

Common Stock

Warrants

Prospectus

                         , 2021

Sole Book-Running Manager

Roth Capital Partners

Until                  , 2021 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1*	Certificate of Incorporation
3.2*	Certificate of Amendment to the Certificate of Incorporation
3.3*	Bylaws of Unicycive Therapeutics, Inc.
3.4*	Amended and Restated Certificate of Incorporation
3.5*	Amended and Restated Bylaws
4.1*	Specimen Stock Certificate evidencing the shares of common stock
4.2 *	Form of Warrant Agent Agreement (including the terms of the Warrant)
4.3 *	Form of Underwriter’s Unit Purchase Option
5.1 *	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1+*	2018 Equity Incentive Plan
10.2+*	2019 Stock Option Plan
10.3+*	2021 Omnibus Equity Incentive Plan
10.4*	Assignment and Asset Purchase Agreement by and between the Company and Spectrum Pharmaceuticals, Inc., dated September 20, 2018
10.5*	Exclusive License Agreement by and between the Company and Sphaera Pharma Pte. Ltd., dated October 1, 2017
10.6*	Service Agreement by and between the Company and Globavir Biosciences, Inc. dated July 1, 2017
10.7+*	Employment Agreement by and between the Company and Shalabh Gupta, M.D., dated May 18, 2021
10.8+*	Employment Agreement by and between the Company and Pramod Gupta, M.D., dated March 22, 2021
10.9+*	Amendment to Employment Agreement by and between the Company and Pramod Gupta, M.D., dated April 28, 2021
10.10#*	Master Services Agreement, dated February 8, 2021, by and between Unicycive Therapeutics, Inc. and Ascent Development Services, Inc.
23.1*	Consent of Mayer Hoffman McCann P.C., independent registered public accounting firm
23.2 *	Consent of Sheppard, Mullin, Richter & Hampton, LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page to this registration statement)
99.1*	Consent of Brigitte Schiller, M.D. to be named as a director upon completion of the offering

*	Previously filed.

+	Indicates a management contract or any compensatory plan, contract or arrangement.
#	Portions of this exhibit (indicated by asterisks) have been redacted in compliance with Regulation S-K Item 601(b)(10)(iv).

Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Unicycive Therapeutics, Inc. pursuant to the foregoing provisions, or otherwise, Unicycive Therapeutics, Inc. has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Unicycive Therapeutics, Inc. of expenses incurred or paid by a director, officer or controlling person of Unicycive Therapeutics, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Unicycive Therapeutics, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)  The undersigned hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Unicycive Therapeutics, Inc. pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Altos, State of California, on the 12th day of July, 2021.

UNICYCIVE THERAPEUTICS, INC.

By:	/s/ Shalabh Gupta, M.D.
Shalabh Gupta, M.D.
Chief Executive Officer, President and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Shalabh Gupta, M.D.	Chief Executive Officer, President and Chairman	July 12, 2021
Shalabh Gupta, M.D.	(Principal Executive Officer)

*	Chief Financial Officer	July 12, 2021
John Townsend	(Principal Financial and Accounting Officer)

*	Director	July 12, 2021
John Ryan, M.D., Ph.D.

*	Director	July 12, 2021
Sandeep Laumas, M.D.

* By:	/s/ Shalabh Gupta, M.D.
Shalabh Gupta, M.D., Attorney-in-fact

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